                                                                    EXHIBIT 21.1

                                 AMENDED LIST OF
                         LARGE SCALE BIOLOGY CORPORATION
                                  SUBSIDIARIES



NAME                                               STATE OF INCORPORATION
----                                               ----------------------
Biosource Genetics Corporation                            California

Large Scale Bioprocessing Corporation                     Delaware

Biosource Technologies, Inc.                              California

Large Scale Proteomics Corporation                        Delaware

Sunrise Biosystems, Inc.                                  Delaware